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                                                                   EXHIBIT 10.36

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "AGREEMENT") is entered into as of August 8, 2003 ("EXECUTION DATE") by and among RMF Industrial Contracting, Inc., a Michigan corporation, and Delta Maintenance, Inc., a Louisiana corporation (each a "SELLER" and collectively, the "SELLERS") and Nooter Construction Company, a Missouri corporation, ("BUYER"). Philip Services Corporation, a Delaware corporation, is a party to this Agreement solely for the purposes of Sections 5.3, 5.4 and 5.5.

                                    RECITALS:

         WHEREAS, Sellers desire to sell and Buyer desires to buy substantially all of Sellers' operating assets as hereinafter described; and

         WHEREAS, Sellers are debtors-in-possession in a case under Chapter 11 of Title 11 of the United States Code (the "BANKRUPTCY CODE") pending in the Southern District of Texas, Houston, Texas (the "BANKRUPTCY COURT") along with other debtors-in-possession under jointly administered Case No. 03-37718 (the "BANKRUPTCY CASE"); and

         WHEREAS, each Seller has been soliciting bids for its assets, including the Assets to be sold pursuant to this Agreement and has determined that the offer of Buyer for the Assets set forth below is the highest and best offer received for the Assets and constitutes a fair and adequate purchase price.

                              TERMS AND CONDITIONS:

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following respective meanings:

         1.1 "AFFILIATE" or "AFFILIATES" shall mean with respect to a specified Person, another Person that, either directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Person specified.

         1.2 "ASSETS" shall mean, collectively, the assets of each Seller listed on Schedule 1.2 to this Agreement and the following other assets of each
Seller:

                  1.2.1 All of Seller's interest, if any, in the leasehold and building improvements related to RMF Industrial Contracting, Inc.'s leased premises located at 915 Matzinger Road, Toledo, Ohio (the "LEASED PROPERTY");

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                  1.2.2    All rights existing under those certain leases,
         orders, supply agreements and other contracts and agreements of Seller (the "CONTRACTS") that are expressly identified as being assumed by Buyer on Schedule 1.2.2, excluding any such Contracts that have terminated or expired before the Effective Date in accordance with their terms or in the ordinary course of Business, and including any Contract approved by Buyer in writing that is entered into by a Seller in the ordinary course of Business after the Execution Date and before the Effective Date (the "ASSUMED CONTRACTS");

                  1.2.3 All inventories, supplies, replacement parts, spare parts and other inventories owned by either Seller, if any;

                  1.2.4 All machinery, vehicles, tools, tooling, parts and equipment (including transportation equipment) owned by either Seller, whether or not listed on Schedule 1.2;

                  1.2.5 All furniture, furnishings, fixtures, personal property, telephone systems, miscellaneous office supplies, office equipment, computer hardware, production supplies, and other miscellaneous supplies owned by either Seller, whether or not listed on
         Schedule 1.2 and located at the Leased Property;

                  1.2.6 All registered, unregistered, registrations for and applications for registration of common law trademarks, service marks, logos, trade names, trade dress and other trademark rights, including the names "RMF", "RMF Industrial Contracting", "Delta Maintenance" and all derivations thereof; all registered, registrations for and applications for registration of copyrights, together with all of Seller's rights to use all of the foregoing and all other rights in, to and under the foregoing in all countries; all trade secrets, ideas, research and development, know-how, inventions, formulas, and processes; and all art work, advertising and promotional materials (historical and current) and all other printed or written materials relating to any of the foregoing in each instance to the extent used in the Business (the "INTELLECTUAL PROPERTY");

                  1.2.7    All computer software listed on Schedule 1.2.7;

                  1.2.8    All goodwill of the Business, if any;

                  1.2.9 All books and records owned by each of the Sellers which are used, held for use or were previously used in the Business, including but not limited to records, tangible data, documents, files, customer and supplier lists (including supplier cost information), specifications, design drawings, plans, operations or maintenance manuals, personnel records with respect to employees hired by Buyer (except for records which may not be transferred, shared or revealed pursuant to applicable Laws), invoices, credit records, sales literature and current price lists;

                  1.2.10 Prepaid expenses, prepaid deposits, and security deposits of each of the Sellers relating to the Business listed on
         Schedule 1.2.10 and all insurance proceeds related to any Assets damaged, destroyed or stolen during the period following the Execution Date and up to and including the Effective Date;

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                  1.2.11   At Buyer's option, to be exercised by written notice
         to Seller prior to Closing, any or all confidentiality, non-competition or nondisclosure agreements executed by third parties in favor of Seller, in each case, relating to the sale of the Business to the extent that such agreements are freely assignable.

         1.3 "ASSUMED LIABILITIES" shall mean only those obligations of each of the Sellers (i) arising post-Closing under the Assumed Contracts, (ii) all Cure Costs, and (iii) the Payables.

         1.4 "BUSINESS" shall mean the businesses of RMF Industrial Contracting, Inc. and Delta Maintenance, Inc., as currently conducted.

         1.5 "BUSINESS DAY" shall mean any date, other than Saturday or Sunday, on which major banks are open for business in New York, New York.

         1.6 "CLOSING" shall mean the consummation of the purchase and sale of Assets and the assignment and assumption of the Assumed Contracts as of the Effective Date.

         1.7 "COMMITTEE" shall mean the Official Committee of Unsecured Creditors appointed in the Bankruptcy Case.

         1.8 "CONFIDENTIAL INFORMATION" means all information, belonging or relating to the Business which is not generally known to the public, including without limitation business or trade secrets, price lists, methods, formulas, know-how, customer lists, manufacturing processes, job costs, marketing plans, research and development and financial information.

         1.9 "CURE COSTS" shall mean amounts due and payable on account of defaults listed on Schedule 1.9, which must be paid in order to effectuate the assumption by each of the Sellers and assignment to Buyer of the Assumed Contracts listed on Schedule 1.2.2 to this Agreement, in accordance with Section 365 of the Bankruptcy Code and the Sale Order. The amount of all Cure Costs paid by Buyer shall be deducted from the Purchase Price. The Seller shall update
Schedule 1.9 on or before the third day before the Closing Date to reflect changes in the Cure Costs, if any.

         1.10     "EFFECTIVE DATE" shall have the meaning set forth in Section
2.3.

         1.11 "EMPLOYEE" or "EMPLOYEES" shall mean any full time and/or part time employee who performs services during substantially all of his/her working time for the Business.

         1.12 "ENVIRONMENTAL CLAIMS" shall mean any and all actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, natural resource damage claims, investigations, proceedings, consent orders or consent agreements made by a Governmental Entity relating in any way to Environmental Laws or Hazardous Materials or any third party claim arising from any alleged injury or threat of injury to health, safety or the environment relating in any way to Environmental Laws or any Hazardous Materials.

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         1.13     "ENVIRONMENTAL LAWS" shall mean any Laws in effect as of the
Closing Date relating to the generation, production, use, storage, treatment, handling, transportation or disposal of Hazardous Materials, or the protection of human health or the environment.

         1.14     "ENVIRONMENTAL REPORTS" shall mean those documents listed on
Schedule 1.14 to this Agreement.

         1.15 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.16 "EXCLUDED ASSETS" shall mean (i) cash and cash equivalents (other than prepaid deposits included as Assets), (ii) accounts receivable, work-in-progress and unbilled accounts, (iii) prepaid insurance, (iv) any tax refunds, (v) the right to the Purchase Price and other rights granted to each of the Sellers under this Agreement or any other agreement with Buyer or its Affiliates, (vi) all preference or avoidance claims and actions arising under Sections 544, 547, 548, 549 and 550 of the Bankruptcy Code, (vii) derivative suits and similar causes of action against the Board of Directors of either of the Sellers, (viii) the articles or certificate of incorporation, bylaws, seal, related organizational documents and minute books of each Seller, (ix) recoveries on litigation of a Seller, (x) any executory contracts or unexpired leases that are not Assumed Contracts, and (xi) any assets in each Seller's possession that it does not own.

         1.17 "EXCLUDED LIABILITIES" shall mean all liabilities of each of the Sellers other than those specified in the definition of Assumed Liabilities set forth in this Agreement.

         1.18 "EXECUTION DATE" shall have the meaning set forth in the opening paragraph of this Agreement.

         1.19 "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         1.20 "GOVERNMENTAL ENTITY" shall mean any United States or non-United States governmental, quasi-governmental or regulatory authority.

         1.21 "HAZARDOUS MATERIALS" shall mean any wastes, substances, or materials (whether solids, liquids or gases) that are defined or listed by a Governmental Entity as hazardous, toxic, pollutants or contaminants, including, without limitation, substances defined as "hazardous wastes," "hazardous substances," or "toxic substances" under any Environmental Laws. "Hazardous Materials" includes, without limitation, polychlorinated biphenyls (PCBs), asbestos, lead-based paints, and petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof).

         1.22 "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended (or the applicable provisions of any succeeding statute).

         1.23 "KNOWLEDGE OF SELLERS" shall mean the actual knowledge of the Persons in their respective capacities as set forth on Schedule 1.23 of this Agreement.

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         1.24     "LAW" or "LAWS" shall mean all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, writs, injunctions, judgments and decrees, as applicable to the specified Buyer or Seller.

         1.25 "PAYABLES" shall mean amounts due and payable pre-petition and post-petition under the Assumed Contracts listed on Schedule 1.2.2 which are not included on Schedule 1.9. The amount of all Payables paid by Buyer shall be deducted from the Purchase Price. The Seller shall deliver Schedule 1.25 in form and substance mutually agreeable to the Buyer and Sellers on or before the third day before the Closing Date to reflect the Payables.

         1.26 "PERSON" or "PERSONS" shall mean any individual, company, body corporate, association, partnership, limited liability company, firm, joint venture, trust and governmental agency.

         1.27 "SALE ORDER" shall mean the final, non-appealable order of the Bankruptcy Court, approving this Agreement and the transactions contemplated hereby in accordance with Sections 363, 365, 1142 and 105 of the Bankruptcy Code. The Sale Order must be in form and substance mutually acceptable to Buyer and Sellers and materially and substantially in the form attached hereto as Exhibit A.

         1.28 "TERRITORY" shall mean all parts of the world to which either Seller has sold products or rendered services within the 12 months preceding the date hereof.

                                   ARTICLE II

                               PURCHASE OF ASSETS

         2.1      Purchase; Purchase Price and Earnest Money.

                  2.1.1 Purchase. Subject to the approval of this transaction by the Bankruptcy Court pursuant to a Sale Order, and upon the terms and subject to the conditions contained in this Agreement, Sellers shall: (i) sell, assign, and deliver to Buyer, and Buyer shall purchase and accept, all of each Seller's right, title and interest in the Assets; and (ii) transfer and assign to Buyer, and Buyer shall accept the assignment of and assume, all of each Seller's right, title and interest in and to the Assumed Contracts. Buyer is not acquiring, and each Seller shall retain all right, title and interest in any of their respective Excluded Assets.

                  2.1.2 Purchase Price. The purchase price ("PURCHASE PRICE") shall be Five Million One Hundred Thousand Dollars ($5,100,000.00).

                  2.1.3 Prorations. Except as to Cure Costs and Payables, Sellers and Buyer agree that all items relating to the Assets and the Assumed Contracts other than the Basic Contracts and the Lump Sum Contracts (defined in Sections 9.1.2 and 9.1.3 respectively), including but not limited to, (i) rents, (ii) royalties, maintenance fees, charges and other amounts that in any case are payable periodically by either Seller or Buyer under any of the Assumed Contracts; (iii) sewer rents and charges for water, electricity and other

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         utilities and fuel; and (iv) other similar items agreed upon by the parties, will be prorated as of the Effective Date on the basis of the actual number of days each party had possession or use during the period, except for those items where it is possible to prorate by actual usage. Such proration shall occur within 60 days following Closing, and Sellers shall reimburse Buyer within five Business Days of receipt of invoice from Buyer for prorated items related to any time period up to and including the Effective Date. Buyer shall be responsible for paying all prorated items when and as they become due.

                  2.1.4 Liabilities. At Closing, as additional consideration to Sellers for the sale and assignment of the Assets and Assumed Contracts, Buyer shall assume, and agree to pay, perform, fulfill and discharge, the Assumed Liabilities.

                  2.1.5 Payment of Purchase Price. At Closing, Buyer shall pay to Sellers the Purchase Price less the sum of (i) Cure Costs, (ii) Payables, (iii) the Earnest Money Deposit, (iv) One Hundred Thousand Dollars ($100,000.00) (the "HOLDBACK AMOUNT"), to be withheld by Buyer to secure the indemnity obligations of Sellers set forth in Article VIII, and (v) the Excess Billing (defined in Section 9.1.3). The foregoing sum shall be paid by wire transfer of immediately available funds to the United States account or accounts designated by Sellers no later than 2 p.m. Central Standard Time on the Closing Date. Concurrently, Buyer shall direct the Escrow Agent to pay to Sellers by wire transfer the Earnest Money Deposit.

                  2.1.6 Earnest Money. Concurrently with the execution of this Agreement, Buyer is delivering to Wells Fargo Bank of Texas, N.A. (the "ESCROW AGENT"), a deposit in the amount of Five Hundred Ten Thousand Dollars ($510,000.00) (which, along with all accrued interest thereon shall be the "EARNEST MONEY DEPOSIT"). The Escrow Agent shall hold the Earnest Money in an interest-bearing escrow account pursuant to the terms of the Escrow Agreement attached as Exhibit B. The Earnest Money Deposit shall be applied to the Purchase Price at Closing or, in the event Closing does not occur, the Earnest Money Deposit shall be distributed as set forth in this Agreement. The Escrow Agent's fees and charges shall be paid one half by Buyer and one half by Sellers.

         2.2 Sellers' Liabilities. It is understood and agreed that Buyer shall not assume or become liable directly, indirectly, contingently or otherwise for the payment of any debts, liabilities, losses, accounts payable, bank indebtedness, mortgages, Employee Plans (defined in Section 3.9), Employee Agreements (defined in Section 3.9) or other obligations of either Seller of any nature whatsoever, whether related to the Assets or otherwise, and, whether the same are known or unknown, now existing or hereafter arising, of whatever nature or character, whether absolute or contingent, liquidated or disputed, except the Assumed Liabilities. Buyer shall not have any successor liability related to either Seller or the Assets.

         2.3 Closing. The Closing shall occur on August 29, 2003 or such other earlier date as Buyer shall elect by not less than 5 days written notice to Sellers (the "CLOSING DATE"), and shall be effective as of August 30, 2003 (the "EFFECTIVE DATE"). The Closing shall take place at the offices of Porter & Hedges, L.L.P., 700 Louisiana Street, Suite 3400, Houston, Texas, or at such other place as may be mutually agreed upon by the parties.

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         2.4      "AS IS" TRANSACTION. BUYER HEREBY ACKNOWLEDGES AND AGREES
THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ARTICLE III OF THIS AGREEMENT, EACH SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTER RELATING TO THE ASSETS INCLUDING, WITHOUT LIMITATION, INCOME TO BE DERIVED OR EXPENSES TO BE INCURRED IN CONNECTION WITH THE ASSETS, THE PHYSICAL CONDITION OF ANY PERSONAL PROPERTY OR REAL ESTATE COMPRISING THE ASSETS OR WHICH IS THE SUBJECT OF ANY LEASE OR CONTRACT TO BE ASSUMED BY BUYER AT THE CLOSING, THE ENVIRONMENTAL CONDITION OR OTHER MATTER RELATING TO THE PHYSICAL CONDITION OF ANY LAND OR IMPROVEMENTS COMPRISING THE ASSETS OR WHICH ARE THE SUBJECT OF ANY LEASE TO BE ASSUMED BY BUYER AT THE CLOSING, THE ZONING OR PERMITTED USE OF ANY REAL ESTATE ASSETS, THE VALUE OF THE ASSETS (OR ANY PORTION THEREOF), THE TERMS, AMOUNT, VALIDITY OR ENFORCEABILITY OF THE ASSUMED LIABILITIES, THE MERCHANTABILITY OR FITNESS OF THE PERSONAL ASSETS OR ANY OTHER PORTION OF THE ASSETS FOR ANY PARTICULAR PURPOSE. WITHOUT IN ANY WAY LIMITING THE FOREGOING, EACH OF THE SELLERS HEREBY DISCLAIMS ANY WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AS TO ANY PORTION OF THE ASSETS. ON THE CLOSING DATE, BUYER SHALL DELIVER TO SELLERS A CERTIFICATE ACKNOWLEDGING THAT BUYER HAS CONDUCTED AN INDEPENDENT INSPECTION AND INVESTIGATION OF THE PHYSICAL CONDITION OF THE ASSETS AND ALL SUCH OTHER MATTERS RELATING TO OR AFFECTING THE ASSETS AS BUYER DEEMED NECESSARY OR APPROPRIATE AND THAT IN PROCEEDING WITH ITS ACQUISITION OF THE ASSETS, EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN
ARTICLE III OF THIS AGREEMENT, BUYER IS DOING SO BASED SOLELY UPON SUCH INDEPENDENT INSPECTIONS AND INVESTIGATIONS. ACCORDINGLY, BUYER SHALL ACCEPT THE ASSETS AT THE CLOSING "AS IS," "WHERE IS" AND "WITH ALL FAULTS."

         2.5 Allocation of Purchase Price. At Closing, Buyer shall deliver an allocation (the "Allocation") of the Purchase Price in accordance with
Section 1060 of the Internal Revenue Code. Buyer and Sellers shall (i) be bound by the Allocation, (for tax purposes only, and not for any other purpose), (ii) act in a manner consistent with the Allocation in the preparation of financial statements and filing of all United States federal income tax returns (including, without limitation, filing Form 8594 with their United States federal income tax returns for the taxable year that includes the Effective
Date) and in the course of any tax audit, tax review or tax litigation relating thereto, and (iii) take no position and cause their Affiliates to take no position inconsistent with the Allocation for any tax purposes.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller hereby represents and warrants to Buyer as of the Execution Date and Closing Date as follows:

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         3.1      Organization, Standing and Power. Each Seller is a corporation organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Subject to the applicable provisions of the Bankruptcy Code, each Seller has the requisite corporate power and authority to carry on its business as now being conducted.

         3.2 Authority. Each Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby upon entry of the Sale Order. The execution and delivery of this Agreement by each of the Sellers and the consummation by each of the Sellers of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Seller, subject to the conditions set forth in this Agreement. This Agreement has been duly executed and delivered by each Seller and (assuming the valid authorization, execution and delivery of this Agreement by Buyer) constitutes the valid and binding obligation of each Seller and is enforceable against each Seller in accordance with its terms upon entry of the Sale Order.

         3.3 Brokers. No broker, investment banker or other person engaged by either Seller is entitled to any broker's, finder's or other similar fee or commission payable by either Seller in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of either of the Sellers.

         3.4 No Conflict. Upon obtaining the Sale Order, the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not (i) conflict with or result in a breach of the terms, conditions or provisions of any order of any court or other agency of government, the charter or bylaws of either of the Sellers, or (ii) result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever on any of the Assets.

         3.5 Third Party Approvals. Except for (a) the Sale Order, and (b) the consent of P2S, LLC, the execution, delivery and performance by Sellers of this Agreement and the transactions contemplated hereby do not require any consents, waivers, authorizations or approvals of, or filings with, any third Persons or any Governmental Entity, which have not been obtained or are not deemed to be overridden by Section 365 of the Bankruptcy Code.

         3.6 Title. At the Closing, and subject to entry of the Sale Order, each Seller will, pursuant to the terms of the Sale Order, deliver to Buyer good title to all of the Assets free and clear of all liens (including liens for federal, state or local taxes), encumbrances (including, without limitation, any leasehold interests, licenses or other rights, in favor of any person, to use any portion of the Assets), claims security interests, of whatever kind or nature, mortgages, pledges restrictions, charges, instruments, licenses, encroachments, options, rights of recovery, judgments, orders and decrees of any court or foreign or domestic governmental authority, of any kind or nature, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown, and including all claims based on any theory that Buyer is a successor, transferee or continuation of Seller or the Business, in each case, other than the Assumed Liabilities expressly assumed herein, whether arising prior to or subsequent to the date of the filing of the Chapter 11 petition of Philip Services Corporation

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         3.7      Due Notice. Sellers will serve notice of the hearing in the
Bankruptcy Court regarding approval of this sale transaction on all creditors and other parties required by the Bankruptcy Code, Section 2 of the Initial Order for Complex Chapter 11 Bankruptcy Case dated June 2, 2003 or as otherwise ordered by the Bankruptcy Court.

         3.8 Environmental Matters. To the Knowledge of Sellers, except as disclosed in the Environmental Reports, each Seller is in material compliance with all applicable Environmental Laws, is not subject to any Environmental Claims with respect to the Assets. Notwithstanding any other provision herein, this Section 3.8 contains the exclusive representation of Sellers concerning any matter arising under Environmental Laws.

         3.9      Labor and Employment Matters.

                  3.9.1 Schedule 3.9 of this Agreement contains a list of (i) each material plan, program, or other arrangement providing for severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA, which is maintained for the benefit of any Employee ("EMPLOYEE PLAN") and (ii) each management, employment, severance or consulting agreement or contract between each of the Sellers and any Employee ("EMPLOYEE AGREEMENT"). Each Seller has provided to Buyer copies of all documents, if any, embodying each Employee Plan, including all amendments thereto, and each Employee Agreement.

                  3.9.2 Each Seller has delivered to Buyer a list of the current Employees of each of the Sellers involved in the operation of the Business together with the positions they hold and their current rates of compensation.

                  3.9.3 Except as set forth on Schedule 3.9, neither Seller is a party to a collective bargaining agreement and neither Seller is currently, nor during the past six months has it been, involved in any discussion with any unit or group seeking to become the bargaining unit for any Employees with respect to the Business, and, except as set forth on Schedule 3.9 at no time since January 1, 2003, has any labor union been certified to represent any of such Employees nor has either Seller experienced a strike or similar material labor difficulty with respect to the Employees of either Seller involved in the operation of the Business.

3.10     Licenses and Permits.

                  3.10.1 Schedule 3.10.1 to this Agreement sets forth a list of environmental licenses and permits necessary for the Business as presently operated.

                  3.10.2 Schedule 3.10.2 to this Agreement sets forth a list of operating licenses and permits, and other governmental approvals, other than the environmental licenses and permits listed on Schedule 3.10.1, used in the Business as presently operated.

         3.11 Absence of Certain Events. Since January 1, 2003 (i) each Seller has conducted the Business only in the ordinary and usual course in the context of the Bankruptcy Proceedings and in substantially the same manner as previously conducted during the pendency of the

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Bankruptcy Proceedings; and (ii) there has not been any event, circumstance or condition that has had, or is reasonably likely to have, a material adverse effect on the Assets.

         3.12 Compliance With Laws. To the Knowledge of Sellers, except as set forth on Schedule 3.12, each Seller has at all times complied in all material respects and is in compliance in all material respects with all applicable laws, rules, regulations and ordinances affecting the Assets or the Business. Neither Seller has violated, nor is either Seller in default with respect to, any judgment, order, injunction, settlement agreement or decree of, or any permit, license or other authority from, any court, agency or instrumentality.

         3.13 Disclosure. To the Knowledge of Sellers, no representation or warranty by the Sellers in this Agreement, nor any document, certificate or schedule furnished at the execution of this Agreement or to be furnished in connection with the Closing, contains or will contain any untrue statement of fact or omits or will omit a fact necessary to make the statements contained therein not misleading.

         3.14 Litigation. To the Knowledge of Sellers, except as set forth on Schedule 3.14, there are no claims, suits, judgments, or pending or threatened litigation that are reasonably likely to have a material adverse effect on the Business or the Assets.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to each of the Sellers as of the Execution Date and the Closing Date:

         4.1 Organization, Standing and Power. Buyer is a corporation organized, validly existing, and in good standing under the laws of the State of Missouri and has the requisite corporate power and authority to carry on its business as now being conducted.

         4.2 Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid authorization, execution and delivery of this Agreement by each of the Sellers) this Agreement constitutes the legal, valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms.

         4.3 Brokers. No broker, investment banker or other person engaged by Buyer is entitled to any broker's, finder's or other similar fee or commission payable by the either of the Sellers in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

         4.4 No Conflict. The consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not conflict with or result in a breach of the terms, conditions or provisions of any order of any court or other agency of government,

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the charter or bylaws of Buyer, or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Buyer or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer.

         4.5 Third Party Approvals. Except for the Sale Order, no filing or registration with, or authorization, consent or approval of, any third Persons or Governmental Entity is required by or with respect to Buyer or any of its subsidiaries in connection with the execution and delivery of this Agreement by Buyer or is necessary for the consummation of the transactions contemplated by this Agreement.

         4.6 Actions and Proceedings. There are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Buyer, threatened against or affecting Buyer or any of its subsidiaries or any of its or their present or former officers, directors, employees, consultants, agents or shareholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement or which could have the effect of delaying or prohibiting the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, "KNOWLEDGE OF BUYER", means the actual knowledge of the officers and directors of Buyer.

         4.7 Financing. Buyer has sufficient funds to consummate the transactions contemplated hereby and shall, on or prior to the Execution Date, provide Sellers with correspondence from its bank evidencing the same.

                                    ARTICLE V

                              COVENANTS OF SELLERS

         5.1 Pre-Closing Covenants of Sellers. Each of the Sellers covenants to Buyer that after the Execution Date and prior to the Effective Date, except (i) as contemplated by this Agreement, (ii) or as required by, arising out of, relating to or resulting from the Bankruptcy Case or otherwise approved by the Bankruptcy Court.

                  5.1.1 Each Seller will operate in the ordinary course of business consistent with custom and practice of the Business from and after the filing date of the Bankruptcy Case to the extent limited by the proceedings of the Bankruptcy Case, and conduct, carry on and maintain and preserve the Business intact; use commercially reasonable efforts to maintain and preserve its relationships with and the goodwill of suppliers, customers and others having business relations with the Business; maintain the Assets, as well as books of account, records and files related to the conduct of the Business and its employees, all in the ordinary course of Business; and use its commercially reasonable efforts to keep available to Buyer the employees of the Business;

                  5.1.2 Each Seller will maintain itself as a duly licensed corporation in good standing under the laws of the jurisdiction of its incorporation.

                  5.1.3 Sellers shall submit this Agreement for the approval of the Bankruptcy Court, including approval of the assumption and assignment of the Assumed Contracts, no later than three Business Days after the Execution Date.

         5.2 Access to Sellers' Records. Each Seller shall afford to the Buyer and its representatives reasonable access during normal business hours throughout the period prior to the Closing Date, or until the parties have terminated this Agreement in accordance with its terms, to each Seller's books, records, plant, personnel (including attorneys and accountants) and to such other information as the Buyer shall reasonably request pertaining to the Assets or the Business. Buyer shall not be entitled to access any materials containing privileged communications or information about employees, disclosure of which may violate any law.

         5.3 Noncompetition. For five years after the Effective Date, neither of the Sellers nor Philip Services Corporation or its Affiliates will directly or indirectly (through a subsidiary, Affiliate or otherwise) in any part of the Territory: (i) engage, as a shareholder, owner, partner, member, joint venturer, or in a managerial capacity, in any business competitive with the Business; provided, however, that Sellers, Philip Services Corporation and their respective Affiliates, may own securities in companies whose securities are publicly traded, so long as such securities constitute less than five percent (5%) of the total outstanding voting securities of such publicly-traded company (ii) design, develop, manufacture, assemble, process, distribute, market or sell any products or services sold by either of the Sellers, or (iii) influence or attempt to influence any employee of the Business that is hired by Buyer in connection with the consummation of the transactions contemplated under this Agreement to terminate their employment with Buyer or any Affiliate of Buyer; provided, however, that this provision will not prevent either of the Sellers, Philip Services Corporation or any of their respective Affiliates, from employing any employee who responds to a general advertisement for employment on his or her own initiative without any direct or indirect solicitation by or encouragement from either of the Sellers, Philip Services Corporation or their respective Affiliates.

         Sellers and Philip Services Corporation have reviewed the scope, duration and geographical scope of the covenants made in this Section 5.3 and agree that they are reasonable and necessary to protect Buyer and its Affiliates. However, the parties agree that if this Section is found to be unenforceable due to restrictions unreasonable in scope, duration or geographical area, then the appropriate court may reform this Section so that the restrictions in it are reasonable and enforceable.

         5.4 Confidential Information. Except as required by applicable Law, from and after the date hereof, Sellers and Philip Services Corporation and their respective Affiliates shall not disclose to any person nor make use of the Confidential Information, without the prior written consent of Buyer.

         5.5 RMF Name. Sellers and Philip Services Corporation hereby agree that from and after the Closing Date, they and their Affiliates will phase out any and all use of the name "RMF" over a period of time not to exceed six months from the Effective Date, and during such six month period, use the name only in connection with contracts existing as of the Effective Date.

         5.6 Repair of Main Office. Sellers hereby agree to endeavor to repair the fire damage to RMF Industrial Contracting, Inc.'s main office. In the event that such repairs are not completed prior to the Closing Date, Buyer shall be entitled to complete such repairs and recover any reasonably incurred expenses related thereto by offsetting such costs against the Seller Accounts Receivable; provided, however, that Sellers' obligation to reimburse Buyer for its expenses hereunder shall not exceed $10,000.

                                   ARTICLE VI

                               COVENANTS OF BUYER

         6.1 Litigation and Other Support. Following the Effective Date, Buyer shall make available to Sellers, at no charge to Sellers, Buyer's personnel to the extent reasonably required by Sellers in connection with any litigation, investigation or other judicial or administrative proceedings attributable to the ownership or operation of the Business on or prior to the Effective Date for a period of time not to exceed 10 man days in the aggregate. The availability of Buyer's personnel for the foregoing purposes after 10 man days shall be subject to the mutual agreement of the Buyer and the Sellers and Sellers shall pay to Buyer $1,000 for each mutually agreed upon man day in excess of 10 man days that Buyer's personnel is used in connection with any of the foregoing. In addition, Sellers shall reimburse Buyer for all reasonably incurred out-of-pocket costs and expenses.

         6.2 Access to Books and Records. To the extent either Seller has a commercially reasonable need, Buyer shall provide such Seller with reasonable access to those books and records relating to the Business, as conducted on or prior to the Effective Date. Sellers shall reimburse Buyer for all reasonably incurred out-of-pocket costs and expenses, but not including internal time charges.

                                   ARTICLE VII

                         COVENANTS OF BUYER AND SELLERS

         7.1      Approvals of Third Parties; Efforts.

                  7.1.1 Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, without limitation: (i) the obtaining of all necessary consents, approvals or waivers from third parties; (ii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

                  7.1.2 Each of the Sellers shall use commercially reasonable efforts to cause or obtain the satisfaction of the conditions applicable to each Seller specified in Sections 10.1 and 10.2 below.

                  7.1.3 Buyer will use commercially reasonable efforts to cause or obtain the satisfaction of the conditions applicable to Buyer specified in Sections 10.1 and 10.3 below.

         7.2 Fees and Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses.

         7.3 Sales, Use and Transfer Taxes. The parties agree that pursuant to Section 1146 of the Bankruptcy Code and the Sale Order, the transfer of the Assets shall be exempt from any sales, use, transfer, documentary and similar taxes; if, however, such taxes are imposed, they shall be paid by Sellers.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 Indemnification by Sellers. Sellers hereby jointly and severally agree to hold harmless and indemnify Buyer and its Affiliates from and against any loss, liability, damage or expense (collectively "DAMAGES") reasonably incurred by Buyer, arising directly or indirectly in connection with
(i) any breach of, or any failure to perform or comply with, any representation, warranty, covenant or other obligation of Sellers in this Agreement (without regard to any materiality exception contained therein); (ii) any claim or obligation of Sellers to any party not being expressly assumed by Buyer which is asserted against Buyer; or (iii) any claim or obligation arising out of the actions or inactions of either of the Sellers.

         8.2 Indemnification by Buyer. Buyer hereby agrees to hold harmless and indemnify each Seller and its Affiliates from and Damages reasonably incurred by either of the Sellers, arising directly or indirectly in connection with (i) any breach of, or any failure to perform or comply with, any representation, warranty, covenant or other obligation of Buyer in this Agreement (without regard to any materiality exception contained therein); or
(ii) any claim or obligation arising out of the actions or inactions of the Buyer.

         8.3 Indemnification Procedures. Promptly after any indemnified party has received notice of or has knowledge of any claim for indemnification hereunder, or the commencement of any controversy by a person not a party to this Agreement ("THIRD PERSON"), the indemnified party shall promptly give the indemnifying party written notice of such claim or the commencement of such controversy; provided, however, that failure to give such notice shall not preclude a party from seeking indemnification unless such failure is materially prejudicial to the indemnifying party's ability to adequately defend such claim or controversy. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The indemnifying party has the right to control, defend and settle, at its own expense and by its own counsel, any claim by a Third Person so long as the indemnifying party diligently pursues the same in good faith. If the indemnifying party undertakes to defend or settle, it must promptly notify the indemnified party of its intention to do so, and the indemnified party must cooperate with the indemnifying party and its counsel in the defense thereof and in any settlement thereof. Such cooperation includes, but is not limited to, furnishing the indemnifying party with any books, records or information reasonably requested by the indemnifying party that are in the indemnified party's possession or control. The indemnified party has the right to participate in (but not control) such matter through counsel of its own choosing and at its own expense. The indemnified party shall not settle or compromise any claim by any Third Person for which it is entitled to indemnification hereunder, without the prior written consent of the indemnifying party (which consent will not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the indemnifying party shall not have taken control of such suit after notification thereof as provided in this
Article VIII. If the indemnifying party does not undertake to defend such matter to which the indemnified party is entitled to indemnification hereunder, or fails diligently to pursue such defense in good faith, the indemnified party may undertake such defense through counsel of its choice, at the cost and expense of the indemnifying party, and the indemnified party may settle such matter on a commercially reasonable basis under the circumstances, and the indemnifying party must reimburse the indemnified party for the amount paid in such settlement and any other liabilities or expenses incurred by the indemnified party in connection therewith. All settlements effected hereunder must effect a complete release of the indemnified party with respect to the Third Person claim unless the indemnified party otherwise agrees in writing.

         8.4 Damage Limits. The maximum aggregate liability of the Sellers for all Damages arising under this Agreement will equal One Hundred Thousand Dollars ($100,000). No indemnified party shall be entitled to indemnification for Damages either covered by insurance proceeds from insurance owned and paid for by the Sellers or otherwise reimbursed by and Third Person. Except with respect to the failure of Buyer to remit any Seller's Accounts Receivable (defined in Section 9.1.4) that it collects, the maximum aggregate liability of the Buyer for all Damages arising under this Agreement will equal One Hundred Thousand Dollars ($100,000).

         8.5 Payment. Any claim for Damages due Buyer shall first be deducted from the Holdback Amount. Ninety (90) days following the Effective Date, Buyer shall promptly pay to Sellers any amounts of the Holdback Amount, together with interest thereon, not subject to claims for Damages. If any claim theretofore asserted pursuant to this Article VIII shall have not been finally determined to be without merit or the amount of such claim shall not have been finally determined, a reasonable reserve for such claim shall be retained until such claim(s) shall have been paid or finally determined to be without merit, whereupon any remaining Holdback Amount, together with interest thereon, shall be distributed to the Sellers.

         8.6      Survival. The indemnification obligations set forth in this
Article VIII shall survive for a period of 90 days following the Effective Date, provided, however, that if a claim is properly made under this Article VIII, prior to the applicable expiration date, such claim may be pursued to resolution notwithstanding expiration of the indemnification period.

                                   ARTICLE IX
                        COLLECTION OF ACCOUNTS RECEIVABLE

         9.1 Accounts Receivable Collection. Following the Effective Date, Sellers have requested that Buyer provide Sellers with assistance with respect to the collection of accounts receivable and other related matters otherwise resulting from the Business on and prior to the Effective Date by providing the services described in this
Section 9.1.

                  9.1.1 Financial Statements. On or before September 15, 2003, the Buyer shall deliver to Sellers the Business' financial statements as of the Effective Date, determined in accordance with GAAP and consistent with Sellers' books and records (the "FINANCIAL STATEMENTS"), Sellers shall have the right to audit the Financial Statements as set forth in Section 9.1.6.

                  9.1.2 Unbilled Receivables, Reimbursable and Cost-Plus Contracts. If services under reimbursable and cost-plus client contracts (the "BASIC CONTRACTS") are provided for a period of time beginning on or before the Effective Date and continuing after the Effective Date (hereinafter referred to as "SPANS THE EFFECTIVE DATE"), all revenue earned under the Basic Contracts shall be allocated to the Sellers based on the total costs paid by the Sellers under the Basic Contract (plus Payables related to such Basic Contract), on or prior to the Effective Date (Sellers' portion). The Buyer will prepare invoices for Sellers' portion of the revenue allocation, described in this
         Section 9.1.2 on behalf of Sellers. The Buyer shall send these invoices to the client with a cover letter instructing such client to remit amounts due to the Buyer's lockbox as designated in such letter. The Buyer shall endeavor to collect and reimburse Sellers for Sellers' pro rata portion of such revenue as it becomes payable and collected under the Basic Contract in connection with the Accounts Receivable collection terms set forth in this Agreement.

                  9.1.3 Lump Sum Contracts. In order to fairly allocate profit and/or loss with respect to lump sum or fixed fee contracts ("LUMP SUM CONTRACTS") that Span the Effective Date, the Buyer and Sellers shall jointly estimate the total costs of each Lump Sum Contract five days prior to the Effective Date, and shall estimate profit and loss based on a proration of the costs paid by Sellers for services provided under the Lump Sum Contract (plus Payables related to such Lump Sum Contract) on or prior to the Effective Date (Sellers' portion) and estimate costs to be paid by Buyer (excluding Payables related to such Lump Sum Contract) subsequent to the Effective Date (the Buyer's portion). The paid costs (plus the applicable Payables) for the services provided prior to the Effective Date plus the estimated profit or loss for the same period shall define the work-in-progress for each Lump Sum Contract. If Sellers have billed in excess of the work-in-progress for any Lump Sum Contract ("EXCESS BILLING"), the Excess Billing shall be deducted from the Purchase Price. On September 15, 2003, the Buyer and Sellers shall re-examine their jointly prepared estimate and make a final determination of the estimated profits and losses under the Lump Sum Contracts. If, upon such final determination, Sellers have billed in excess of the work-in-progress for the Lump Sum Contracts (the "FINAL EXCESS"), the Final Excess, less the Excess Billing deducted from the Purchase Price at Closing, shall be paid promptly by Sellers to Buyer. If the Final Excess is less than any Excess Billing deducted from the Purchase Price at Closing, such difference shall be paid promptly by Buyer to Sellers. If, upon such final determination, Sellers have billed less than the work-in-progress for the Lump Sum Contracts, then that amount, plus any Excess Billing deducted from the Purchase Price at Closing, will be payable by the Buyer to the Sellers within 2 business days after funds become available from collection of subsequent invoices for the involved Lump Sum Contract.

                  9.1.4 Buyer's Collection of Accounts Receivable. For 120 days after the Effective Date (the "COLLECTION PERIOD"), the Buyer shall perform accounts receivable collection services for Sellers as described in this Section 9.1, and in executing such collection services shall comply with the standards that Buyer uses in its collections of its accounts receivable in the ordinary course of business, and shall incur all commercially reasonable costs associated with such collection services. Buyer shall not incur any extraordinary costs in connection with the collection services described herein, unless Sellers have given prior written consent. Sellers shall reimburse Buyer for any approved extraordinary costs incurred by Buyer. Sellers acknowledge and agree that in no event is the Buyer guaranteeing that all or any portion of the accounts receivable that belong to Sellers ("SELLER ACCOUNTS RECEIVABLE") will be collected. The Buyer shall, and shall cause its Affiliates:

                           (i) on each Friday during the Collection Period, to deliver cash collections related to the Seller Accounts Receivable (net of any lien releases, warranty costs, back charges, mechanics liens, amounts due under Section 2.1.3, and any Buyer's Accounts Receivable not paid to Buyer as required under Section 9.1.5) by wire transfer of immediately available funds, in accordance with Sellers' duly authorized payment instructions; and

                           (ii) on each date that cash collections are wire transferred as described in the preceding paragraph, to transmit for same day or next business day delivery a report that itemizes the wire transferred cash collections by customer and invoice, and by offsetting costs.

         If after the Buyer contacts the customer, there are any Seller Accounts Receivable cash collections that cannot be identified to specific customer invoices, then the Buyer's and Sellers' senior financial representatives shall mutually agree upon the appropriate application of such unidentified cash collections. If the senior financial representatives cannot agree, then the issue will be referred to the Chief Financial Officer of Buyer and the Chief Financial Officer of Philip Services Corporation (on behalf of Sellers) for resolution. During the Collection Period, the Buyer shall control the collection methods, procedures and practices with respect to the Seller Accounts Receivable; provided, however, that the Buyer shall not have authority to discount, write-off, credit, or relieve in any manner any of the Seller Accounts Receivable without the written consent of Sellers. During the Collection Period, Sellers shall have the sole and exclusive discretion to authorize and approve any discount, write-off, credit or reduction of any kind to the Seller Accounts Receivable. The Buyer shall, and shall cause its Affiliates to promptly remit to Sellers (or their designee) upon receipt (and in any event within seven (7) days of receipt), all correspondence, documentation, and other records, which describe any customer disputes related to the Seller Accounts Receivable.

                  9.1.5 Sellers' Collection of Accounts Receivable. In the event that either of the Sellers directly receives any cash collections of the Seller Accounts Receivable, such

         Seller shall promptly notify the Buyer of such receipt, and the Buyer shall have no further obligation whatsoever to collect such Seller-collected Seller Accounts Receivable. If either Seller receives at any time after the Effective Date payments of amounts that are due or otherwise belong to the Buyer (the "BUYER'S ACCOUNTS RECEIVABLE"), such Seller shall:

                           (i) on each Friday during the Collection Period, to deliver cash collections related to the Buyer's Accounts Receivable by wire transfer of immediately available funds, in accordance with the Buyer's duly authorized payment instructions; and

                           (ii) on each date that cash collections are wire transferred as described in the preceding paragraph, to transmit for same day or next business day delivery a report that itemizes the wire transferred cash collections by customer and invoice.

Sellers shall, and shall cause any of their subsidiaries or Affiliates to promptly remit to the Buyer upon receipt (and in any event within seven (7) days of receipt), all correspondence, documentation, and other records, related to the Buyer's Accounts Receivable billed by the Buyer but received by either Seller, if any. The Buyer shall have the right to audit the Buyer's Accounts Receivable collection records supporting all wire transfer amounts made in accordance with this Section 9.1.5.

                  9.1.6 Right to Audit. Sellers shall have upon two days prior written notice to Buyer the right to audit:

                           (i) the Financial Statements for a period of thirty (30) days following Sellers' receipt of the Financial Statements;

                           (ii)     the account balances described in Sections
                                    9.1.2 and 9.1.3 until such balances are
                                    billed and/or collected; and

                           (iii) the Seller Accounts Receivable collection records supporting all wire transfer amounts made in accordance with Section 9.1.5 for a period of thirty (30) days following the end of the Collection Period.

Any such audit shall occur at Buyer's offices during regular business hours. If any disputed items occur as a result of an audit, then the senior financial representatives of Buyer and Sellers shall promptly meet and endeavor to reach agreement as to the accounts in dispute. If the senior financial representatives cannot agree, then the issue will be referred to the Chief Financial Officer of the Buyer and the Chief Financial Officer of Philip Services Corporation (on behalf of Sellers) for resolution. The audit periods set forth herein are subject to the assumption that Buyer provides Sellers and their representatives access to all the books, records, workpapers, correspondence, and other records supporting the Financial Statements and accounts, and to the Buyer's personnel and accountants for the purpose of conducting an audit. To the extent such access is unreasonably delayed or limited, the audit periods shall be extended to allow Sellers and their respective representatives such access for the full period.

                                    ARTICLE X

                  CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

         10.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

                  10.1.1 No Order Preventing Transactions. No court or other governmental entity having jurisdiction over Sellers or Buyer, or any of their respective subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the transactions contemplated by this Agreement illegal.

                  10.1.2 Bankruptcy Court Approval. The Bankruptcy Court shall have entered the Sale Order, and the Sale Order shall not have been stayed as of the Closing Date.

         10.2     Conditions to Obligation of Sellers.


                  10.2.1 The obligation of Sellers to effect the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of the condition that Buyer shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, including payment of the Purchase Price, and each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

         10.3 Conditions to Obligations By Buyer. The obligation of Buyer to effect the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions:

                  10.3.1 Performance of Obligations; Representations and Warranties. Each of the Sellers shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and each of the representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

                  10.3.2 Transfer and Assumption Documents. Sellers shall convey title to Buyer to the Assets and Buyer shall assume the Assumed Liabilities by executing documents in substantially the form set forth on Exhibit C.

                  10.3.3 No Material Adverse Change. No specific condition, event, change or occurrence or any series of the foregoing shall have occurred since the Execution Date with respect to the Business or the Assets which, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on the Business or the Assets.

                  10.3.4 Confidentiality Agreements. Buyer shall have received copies of all confidentiality, non-competition and non disclosure agreements described in Section 1.2.11 of this Agreement.

                  10.3.5 Estoppel Letter From Landlord. Buyer shall have received an Estoppel Letter from the landlord in connection with RMF Industrial Contracting, Inc.'s leased premises located at 915 Matzinger Road, Toledo, Ohio in form and substance reasonably acceptable to Buyer.

                                   ARTICLE XI

                       TERMINATION, AMENDMENT, AND WAIVER

         11.1 Termination. This Agreement may be terminated in writing at any time prior to the Closing Date:

                  11.1.1 By Buyer if,

                           11.1.1.1 the Closing does not occur on or before
                  August 29, 2003, unless the failure to consummate the Closing by such date shall be due to the failure of the Buyer to have fulfilled any of its obligations under this Agreement, or

                           11.1.1.2 the Sale Order has not been issued by the
                  Bankruptcy Court, other than due to Buyer's breach of this Agreement.

In the event Buyer terminates this Agreement for any reason set forth in this
Section 11.1.1, Buyer shall be entitled to the return of its Earnest Money Deposit.

                  11.1.2 By Sellers, if

                           11.1.2.1 the Closing does not occur on or before
                  August 29, 2003, unless the failure to consummate the Closing by such date shall be due to the failure of the Sellers to have fulfilled any of their obligations under this Agreement ,or

                           11.1.2.2 the Sale Order has not been issued by the
                  Bankruptcy Court, other than due to Sellers' breach of this Agreement;

                  11.1.3 By Buyer or Sellers if, before the Closing Date, the other party is in material breach of any representations, warranty, covenant or agreement contained herein and has not cured the same, such termination shall become effective ten (10) Business Days after notice has been provided by the objecting party as provided for in Section
         12.3 of this Agreement, provided that a cure has not been affected.

                  11.1.4 Notwithstanding anything to the contrary in this
         Section 11.1, the parties may by mutual written consent delivered in the manner provided for in Section 12.3 of this Agreement extend the Closing of this Agreement. Such mutual written consent must be received by all parties prior to the previous Closing Date.

         11.2 Liability if Agreement Terminated. Termination of this Agreement shall not relieve any party of any liability for breaches of this Agreement prior to the date of termination.

         11.3 Break-Up Fee. It is expressly acknowledged and agreed that Sellers, and the bankruptcy estate of Sellers, are directly benefited by Buyer's due execution, submission of and agreement to the terms of this Agreement. As a protection to Buyer in connection with costs, time and effort expended, the parties have agreed that it is reasonable to award Buyer a break-up fee in the event that any party other than Buyer becomes lawfully entitled to purchase and consummates the purchase, as a result of, or in connection with, competitive bidding allowed by the Bankruptcy Court, of (i) solely the Assets or (ii) the Assets in combination with other assets or properties held by Sellers or their Affiliates in the bankruptcy estate. In such event Buyer shall be entitled to receive (in addition to the return of the Earnest Money Deposit) a break-up fee, to be paid in cash at the closing of sale of the Assets in an amount of Seventy Five Thousand Dollars ($75,000.00) (the "BREAK-UP FEE"). It is not contemplated that the Assets will be subject to further competitive bidding. However, if they are, at any auction, Buyer is entitled to bid against other prospective bidders. If Buyer is the successful bidder, Buyer shall be entitled to a credit against the purchase price payable at Closing equal to the entire amount of the Break-Up Fee.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.1 Survival of Representations and Warranties. The representations and warranties set forth in this Agreement or in any schedule, exhibit or instrument delivered pursuant to this Agreement by Seller shall survive for a period of ninety (90) days following the Effective Date.

         12.2 Expenses. Each party shall pay its own expenses incident to this Agreement and the transactions hereby contemplated.

         12.3 Notices. Any notice, communication, request, reply or advice hereunder (a "Notice") must be in writing and shall be delivered by reputable overnight commercial courier service or hand delivery. Notice so given shall be effective when delivered. Refusal of delivery shall be deemed to be receipt. Notice given in any other manner shall be effective when received by the party to whom it is given. For purposes of Notice, the addresses of the parties shall be as follows:

                  If to Sellers:            Philip Services Corporation
                                            5151 San Felipe, Suite 1600
                                            Houston, Texas 77056
                                            Attn: General Counsel
                                            Phone: 713-985-5394
                                            Fax: 713-625-7088
                  and a copy to:            Porter & Hedges, L.L.P.
                                            700 Louisiana Street, 35th Floor
                                            Houston, Texas 77002
                                            Attn: T. William Porter
                                            Phone: 713-226-0600
                                            Fax: 713-228-1331

                  If to Buyer:              Nooter Construction Company
                                            1400 S. Third Street
                                            St. Louis, Missouri 63104
                                            Attn: John Dreher
                                            Phone: 314-421-7600
                                            Fax: 314-421-7745

                  and a copy to:            Lewis, Rice & Fingersh, L.C.
                                            500 N. Broadway, Suite 2000
                                            St. Louis, Missouri 63102
                                            Attn: Joe Weyhrich
                                            Phone: 314-444-7634
                                            Fax: 314-612-7634

         12.4 Section and Other Headings. Section or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         12.5 Schedules and Exhibits. Each schedule and exhibit attached hereto shall be deemed to be a part of this Agreement to the same extent as if set forth verbatim in the body of this Agreement.

         12.6 Enforcement. The laws of the State of Texas shall govern the interpretation, validity, performance and enforcement of this Agreement, without reference to any conflict of law or choice of law provisions therein. If any provision of this Agreement should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

         12.7 Assignability; Parties; No Third Party Beneficiaries. This Agreement and the rights, interests or obligations hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto, except that Buyer may make such assignment (of all or portions) to any of its Affiliates without prior written consent; provided, however, that in the event Buyer assigns all or any of this Agreement to an Affiliate, Buyer shall remain liable for its obligations hereunder. This Agreement shall be binding upon and enforceable against, and shall inure solely to the benefit of, the parties hereto and their respective permitted successors and assigns. Nothing herein shall confer any rights or remedies to any person or entity which is not a party hereto.

         12.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         12.9 Facsimile Signature. This Agreement may be executed and accepted by facsimile signature and any such signature shall be of the same force and effect as an original signature.

         12.10 Further Assurances. Both parties agree that either will execute such further documentation or take such further actions as the other party may reasonably request to effectuate the transfer of the Assets and implement this Agreement.

         12.11 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE RELATED IN ANY WAY TO BUYER'S BID OR THIS AGREEMENT.

         12.12 Exclusive Jurisdiction. Without limiting any party's right to appeal any order of the Bankruptcy Court, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes that may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (b) any and all claims, actions, causes of action, suits and proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 12.3 hereof.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                     "Buyer"

                                     NOOTER CONSTRUCTION
                                     COMPANY, A MISSOURI CORPORATION

                                     By:    /s/ John A. Dreher
                                            -----------------------------------
                                     Name:  John A. Dreher
                                            -----------------------------------
                                     Title: President
                                            -----------------------------------

                                     "Sellers"

                                     RMF INDUSTRIAL CONTRACTING,
                                     INC., A MICHIGAN CORPORATION

                                     By:
                                            -----------------------------------
                                     Name:
                                            -----------------------------------
                                     Title:
                                            -----------------------------------

                                     DELTA MAINTENANCE, INC., A
                                     LOUISIANA CORPORATION

                                     By:
                                            -----------------------------------
                                     Name:
                                            -----------------------------------
                                     Title:
                                            -----------------------------------

Solely for the purposes of Sections 5.3, 5.4 and 5.5:

                                     PHILIP SERVICES CORPORATION, A
                                     DELAWARE CORPORATION

                                     By:
                                            -----------------------------------
                                     Name:
                                            -----------------------------------
                                     Title:
                                            -----------------------------------

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                     "Buyer"

                                     NOOTER CONSTRUCTION
                                     COMPANY, A MISSOURI CORPORATION

                                     By:
                                            -----------------------------------
                                     Name:
                                            -----------------------------------
                                     Title:
                                            -----------------------------------

                                     "Sellers"

                                     RMF INDUSTRIAL CONTRACTING,
                                     INC., A MICHIGAN CORPORATION

                                     By:    /s/ James M. Boggs
                                            -----------------------------------
                                     Name:  James M. Boggs
                                            -----------------------------------
                                     Title: President
                                            -----------------------------------

                                     DELTA MAINTENANCE, INC., A
                                     LOUISIANA CORPORATION

                                     By:    /s/ James M. Boggs
                                            -----------------------------------
                                     Name:  James M. Boggs
                                            -----------------------------------
                                     Title: President
                                            -----------------------------------

Solely for the purposes of Sections 5.3, 5.4 and 5.5:

                                     PHILIP SERVICES CORPORATION, A
                                     DELAWARE CORPORATION

                                     By:    /s/ James M. Boggs
                                            -----------------------------------
                                     Name:  James M. Boggs
                                            -----------------------------------
                                     Title: Senior Vice President
                                            -----------------------------------

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

         This First Amendment to Asset Purchase Agreement ("FIRST AMENDMENT") is made and entered into as of August 25, 2003 by and among RMF Industrial Contracting, Inc., a Michigan corporation, and Delta Maintenance, Inc., a Louisiana corporation (each a "SELLER" and collectively, the "SELLERS"), Nooter Construction Company, a Missouri corporation ("BUYER") and Philips Services Corporation ("PHILIPS") solely for the purposes of Sections 5.3, 5.4 and 5.5.

                                    RECITALS

         A. Buyer, Seller and Philips have previously entered into an Asset Purchase Agreement dated August 8, 2003 (the "ASSET PURCHASE AGREEMENT").

         B. Buyer, Seller and Philips desire to amend such Asset Purchase Agreement as described herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties agree as follows:

         1. The following provision is hereby added as a new paragraph at the end of Section 5.3 of the Asset Purchase Agreement:

         "Notwithstanding anything in this Section 5.3 to the contrary, the provisions of this Section 5.3 shall not apply and shall in no way restrict or prohibit Carl Icahn or any Affiliate of Carl Icahn (other than Philip Services Corporation or any of its direct or indirect subsidiaries) from operating a business in competition with the Buyer."

         2. The following sentence is hereby added as a new paragraph at the end of Section 6.2 of the Asset Purchase Agreement:

         "For purposes of this section 6.2, Seller shall include Carl Icahn or any Affiliate of Carl Icahn who effectively acquires Philip Services Corporation or any of its Affiliates in the event of a sale, merger, or reorganization under the Bankruptcy Code or other combination."

         3. The following provision is added as a new Section 11.4 to the Asset Purchase Agreement:

         "Sellers and/or Buyer reserve the right to terminate the Asset Purchase Agreement if Foothill Capital Corporation ("FOOTHILL"), as agent for the prepetition secured creditors withdraws its consent pursuant to Section 363(f) of the Bankruptcy Code in the event the net proceeds to be received by Foothill at Closing are less than $2.0 million. If the Agreement is terminated under this paragraph then the Buyer shall receive a termination fee of $75,000 plus the Break-Up Fee plus the return of the Earnest Money Deposit from Sellers' estate as an administrative priority expense."

         4. All other terms and provisions of the Asset Purchase Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have signed this First Amendment as of the date first above written.

                                     "Buyer"

                                     NOOTER CONSTRUCTION COMPANY, A
                                     MISSOURI CORPORATION

                                     By:    /s/ John A. Dreher
                                            ------------------------------------
                                     Name:  John A. Dreher
                                     Title: President

                                     "Sellers"

                                     RMF INDUSTRIAL CONTRACTING, INC., A
                                     MICHIGAN CORPORATION

                                     By:    /s/ James M. Boggs
                                            ------------------------------------
                                     Name:  James M. Boggs
                                     Title: President

                                     DELTA MAINTENANCE, INC., A LOUISIANA
                                     CORPORATION

                                     By:    /s/ James M. Boggs
                                            ------------------------------------
                                     Name:  James M. Boggs
                                     Title: President

Solely for the purposes of Sections 5.3, 5.4 and 5.5:

                                     PHILIP SERVICES CORPORATION, A
                                     DELAWARE CORPORATION

                                     By:    /s/ James M. Boggs
                                            ------------------------------------
                                     Name:  James M. Boggs
                                     Title: Senior Vice President

                                        2